UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

LGI HOMES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36126 (Commission File Number)	46-3088013 (IRS Employer Identification No.)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code: (281) 362-8998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 3, 2015, LGI Homes, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, JMP Securities LLC and Builder Advisor Group, LLC, as sales agents (collectively, the “Sales Agents”). Pursuant to the terms of the Equity Distribution Agreement, the Company may issue and sell from time to time through the Sales Agents shares of the Company’s common stock having an aggregate offering price of up to $30 million (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions through the facilities of the NASDAQ Global Select Market, or NASDAQ, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions, or as otherwise agreed between us and one or more of the Sales Agents. The offer and sale of the Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-205492) of the Company, as amended, and as supplemented by the Prospectus Supplement dated September 3, 2015 relating to the Shares, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on September 3, 2015.
The Equity Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Sales Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company expects to use the net proceeds from any sale of the Shares for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, land purchases, working capital and repayment or refinancing of debt. Affiliates of certain of the Sales Agents are lenders under the Company’s revolving credit facility and may receive a portion of any proceeds from the offering used by the Company for the repayment of borrowings under the Company’s revolving credit facility.
The summary of the Equity Distribution Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The legal opinion relating to the Shares is included as Exhibit 5.1 hereto.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

1.1
Equity Distribution Agreement, dated September 3, 2015, between LGI Homes, Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, JMP Securities LLC and Builder Advisor Group, LLC, as sales agents.

5.1	Opinion of Baker Botts L.L.P. relating to the legality of the Shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LGI HOMES, INC.
Date: September 3, 2015	By:	/s/ Eric T. Lipar
Eric T. Lipar
Chief Executive Officer and Chairman of the Board

INDEX TO EXHIBITS

Exhibit Number	Description
1.1
Equity Distribution Agreement, dated September 3, 2015, between LGI Homes, Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, JMP Securities LLC and Builder Advisor Group, LLC, as sales agents.

5.1	Opinion of Baker Botts L.L.P. relating to the legality of the Shares.